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                                                                   EXHIBIT 99(B)

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

AVISTA CORPORATION                 )                    DOCKET NO. EL02-115-000
AVISTA ENERGY, INC.                )
ENRON POWER MARKETING, INC.        )
PORTLAND GENERAL ELECTRIC COMPANY  )

              JOINT MOTION OF COMMISSION STAFF, AVISTA CORPORATION
            AND AVISTA ENERGY, INC. FOR SUSPENSION OF THE PROCEDURAL
               SCHEDULE AND REQUEST FOR SHORTENED RESPONSE PERIOD


TO:  THE HONORABLE CURTIS L. WAGNER, JR.
     CHIEF ADMINISTRATIVE LAW JUDGE

         Pursuant to Rule 212 of the Rules of Practice and Procedure of the Federal Energy Regulatory Commission ("Commission" or "FERC"), 18 C.F.R. Section 385.212, Commission Staff, Avista Corporation (dba "Avista Utilities") and Avista Energy, Inc. submit this Motion for Suspension of the Procedural Schedule in this docket and request a shortened time period to answer this motion.

         Pursuant to the current procedural schedule, Commission Staff is slated to file direct testimony on December 20, 2002. However, Staff, Avista Utilities and Avista Energy have achieved an agreement in principle to resolve this proceeding and a conference among all parties was held on December 5, 2002, to discuss that agreement. A follow-up conference was held on Monday December 9, 2002. Commission Staff, Avista Utilities, and Avista Energy intend to execute an "Agreement In Resolution Of Section 206 Proceeding" (Agreement), and anticipate filing the documents required by Commission Rule 602, 18 C.F.R. Section 385.602 no later than January 30, 2003. At the December 5, conference, parties were advised that

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Movants would be filing the instant motion and the motion was further discussed at the December 9, 2002 conference. No party objects to the request to shorten the time to respond to this motion to December 13, 2002.

         The Agreement will describe the extensive investigation conducted by Commission Trial Staff. Based on that investigation, the Agreement, once executed, will state, inter alia, the following:

         - FERC Trial Staff's investigation found no evidence that any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or facilitated any improper trading strategy;

         - FERC Trial Staff's investigation found no evidence that Avista Utilities or Avista Energy engaged in any efforts to manipulate the Western energy markets during 2000 and 2001.

         - The responses of Avista Utilities and Avista Energy to the FERC Trial Staff investigation indicated an overall cooperative attitude and response. FERC Trial Staff did not find that Avista Utilities or Avista Energy withheld relevant information from the Commission's inquiry into the Western energy markets for 2000 and 2001 in Docket No. PA02-2-000.

         - Avista Utilities and Avista Energy have agreed to provide affidavits of company officials attesting to the accuracy of the companies' responses in this Docket and in Docket No. PA02-2-000 and that to the best of their knowledge all responsive information has been produced.


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         The Staff investigation resulted in certain Staff recommendations regarding record keeping and training. Staff and the Avista respondents have agreed that Avista Energy and Avista Utilities will inter alia: continue to tape record energy trader conversations; develop further documentation for resolution of accounting disputes with counterparties; and maintain a training program on the applicable FERC Code of Conduct.

          Movants, Enron Power Marketing, Inc. and Portland General Electric Company, agree that issues related to the actions of Enron Power Marketing, Inc. and Portland General Electric Company, in the relevant trades with Avista Utilities, are currently being fully adjudicated in Docket No. EL02-114. To the extent necessary, Movants request that this motion be considered a motion under Rule 503, 18 C.F.R. Section 385.503, that, to the extent there are issues set for hearing in this Docket related to respondents Enron Power Marketing, Inc. and Portland General Electric Company, they be severed from this Docket and recognized as being fully adjudicated in Docket No. EL02-114-000.1 Movants are authorized to state that Enron and Portland General Electric support this request with the understanding, shared by Movants, that it will cause no delay or other change in the procedural schedule in Docket No. EL02-114-000. Should any other party take a contrary position Portland General Electric Company desires to reserve the right to oppose the severance aspect of this joint motion. In addition Movants are authorized to state that the California Independent System Operator Corporation, the City of Seattle and the Industrial Customers of Northwest Utilities do not oppose this motion.


--------

1 See Commission Staff's Statement of Asserted Violations filed November 14, 2002 in Docket No. EL02-114-000.


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         WHEREFORE, for the reasons set forth above, Staff, Avista Utilities and
Avista Energy respectfully request that the Chief Administrative Law Judge shorten the time to respond to this motion to December 13, 2002, and grant this Motion seeking suspension of the procedural schedule.

                                              Respectfully submitted,

Office of Administrative Litigation           Avista Corporation
Federal Energy                                Avista Utilities
Regulatory Commission                         Avista Energy, Inc.


------------------------                      ----------------------------
Edith A.  Gilmore                             Gary D. Bachman
Michael D. Cotleur                            Paul Korman
Commission Staff Counsel                      Cheryl Feik Ryan
888 First Street, N.E.                        Van Ness Feldman, P.C.
Washington, DC   20426                        1050 Thomas Jefferson Street, N.W.
                                              Suite 700
                                              Washington, D.C. 20007-3877
                                              Telephone: (202) 298-1800
                                              Fax:       (202) 338-2416


Dated:   December 9, 2002


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                             CERTIFICATE OF SERVICE

         I hereby certify that I have this day served the foregoing document upon each person designated on the official service list compiled by the Secretary in this proceeding in accordance with the requirements of Rule 2010 of the Federal Energy Regulatory Commission's Rules of Practice and Procedure, 18 C.F.R. Section 385.2010.

         Dated at Washington, D.C. this 9th day of December, 2002.



                                            ------------------------------
                                            Gary D. Bachman
                                            Van Ness Feldman, P.C.
                                            1050 Thomas Jefferson Street, N.W.
                                            Washington, DC 20007-3877